Exhibit 10.25

AMENDMENT NO. 1

TO

CONTINGENT CONVERTIBLE NOTE PURCHASE AGREEMENT

This Amendment No. 1 to Contingent Convertible Note Purchase Agreement (this “Amendment”) is made and entered into as of this 30th day of June, 2004 by and between Diedrich Coffee, Inc., a Delaware corporation (the “Company”), and Sequoia Enterprises, L.P., a California limited partnership (“Lender”).

RECITALS

A. On May 10, 2004, Company and Lender entered into that certain Contingent Convertible Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which Lender agreed to loan to the Company an aggregate principal amount of up to $5,000,000 on the terms and conditions set forth in the Note Purchase Agreement.

B. The parties desire to revise the definition of “Availability” set forth in the Note Purchase Agreement and therefore amend the Note Purchase Agreement on the terms and as provided in this Amendment.

AGREEMENT

In consideration of the foregoing recitals, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Note Purchase Agreement.

2. Revised Definition of Availability. The definition of “Availability” set forth in Section 1.1 of the Note Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Availability” means, on any date, the Loan Amount, less the sum of the principal amount of all Notes outstanding under this Agreement.

3. Express Changes Only. The parties hereto intend to amend the Note Purchase Agreement only as set forth herein, and the parties hereto agree that, except as expressly amended hereby, all other terms and conditions of the Note Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect.

4. Authority. Each of the parties hereto represents and warrants that it has the authority to enter into this Amendment. This Amendment has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, each person executing this Amendment.

5. Independent Legal Advice. Each of the parties hereto has received independent legal advice from attorneys of its or his own choice, with respect to the advisability of entering into this Amendment. Each party, together with its attorneys, has made such investigation of the facts pertaining to the matters set forth herein and this Amendment, and of all the matters pertaining thereto, as it deems necessary.

6. Governing Law. This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of California without regard to conflict of laws principles.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument. Signatures transmitted electronically or by facsimile will be deemed original signatures; provided that the party delivering such electronic or facsimile signature shall deliver to the other an original signature page as soon thereafter as practicable.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

COMPANY:

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty Chief Executive Officer

By:	/s/ Martin A. Lynch
Martin A. Lynch Chief Financial Officer

LENDER:

SEQUOIA ENTERPRISES, L.P.

By:	/s/ Paul Heeschen
Paul Heeschen General Partner